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ARMOR HOLDINGS, INC. AND SUBSIDIARIES

        THIS AMENDMENT AGREEMENT (the "Amendment Agreement") is dated as of November 4, 2003, by and among Armor Holdings, Inc., a Delaware corporation (the "Company) and Robert R. Schiller (the "Employee"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (defined below).

        WHEREAS, the Company and the Employee are parties to an Employment Agreement (the "Employment Agreement") dated as of January 1, 2002; and

        WHEREAS, the Employee's duties have been increased in connection with his appointment as Chief Operating Officer of the Company; and

        WHEREAS, the Company and the Employee desire to amend the Employment Agreement in accordance with the terms hereof.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                1. Effective as of April 9, 2003, Employee's Base Compensation shall be increased to $500,000 per year.

        2. Effective as of the date hereof the non-accountable supplemental benefit allowance granted to the Employee pursuant to Section 5 of the Employment Agreement shall be increased to 7.5% of Base Compensation per year (pro rated for 2003).

        3. In addition to the foregoing, the Employee shall be entitled to receive a stock bonus award of 150,000 shares of the Company's Common Stock, all of which shall vest on the date the closing price of the Company's Common Stock on the New York Stock Exchange (or such other stock market or exchange as the Common Stock shall then be traded on) shall equal $20 per share or more; provided, that, such $20 price per share is attained and maintained for five consecutive trading days on or before July 26, 2006 (such date referred to as the "Vesting Date"); and provided, further, that payment of such stock bonus award shall be deferred for a period of five years after the Vesting Date (the "Deferred Payment Date"); provided, however, that, subject to the last sentence of this Section 3, upon the occurrence of an Acceleration Event (as defined below), the Deferred Payment Date shall be accelerated to coincide with the occurrence of the Acceleration Event. For purposes hereof, "Acceleration Event" shall mean (a) the Employee being continuously employed by the Company for a period of two years from and after the Vesting Date; (b) the occurrence of a "change in control" as defined in the Employment Agreement; (c) termination of the Employee's employment by the Company without cause pursuant to Section 10(d) of the Employment Agreement; or (d) the death or permanent disability (as defined in the Employment Agreement) of the Employee. The stock bonus award described herein shall be subject to the terms and conditions of Section 4(c) of the Employment Agreement applicable to the stock bonus awards described therein and which shall be upon the terms and conditions as more fully set forth in a separate agreement between the Company and the Employee. As consideration for the stock bonus award contained herein, and notwithstanding anything contained herein to the contrary, Employee hereby agrees that the non-competition, non-solicitation and

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ARMOR HOLDINGS, INC. AND SUBSIDIARIES

confidentiality obligations contained in Sections 7, 8 and 9 of the Employment Agreement shall be applicable and binding on Employee from the date hereof through the fifth anniversary of the Vesting Date (without regard to any termination, expiration or non-renewal of Employment Agreement), and such Sections 7, 8 and 9 of the Employment Agreement are incorporated herein by reference thereto as though fully set forth herein, and in the event that Employee breaches any of such obligations, then the Company's obligation to pay the stock bonus award set forth herein shall terminate, and if such award has been paid to Employee, Employee shall be obligated to return the same to the Company, it being agreed that any stock certificate evidencing the stock bonus award shall contain a legend setting forth the restrictions contained herein.

        4. Upon the satisfactory sale of the ArmorGroup Services Division and realizing the Board approved budget, Employee shall be entitled to receive, at the Board's discretion, a target bonus in the range of $400,000.

        5. (a) The Company hereby assigns to Employee all of its rights as a beneficiary of the life insurance policy obtained on the life of Warren B. Kanders ("Kanders"), and Employee accepts such assignment and assumes the payment obligations with respect to the premiums associated with such policy. Notwithstanding anything to the contrary contained herein, upon the vesting to the Employee of the 100,000 share stock grant described in Section 4(c)(iii) of the Employment Agreement, the Employee shall no longer be the beneficiary of such insurance policy, and the Company shall be reinstated as the beneficiary thereof. The parties agree to cooperate with each other and to execute such additional forms, instruments and documents as may be reasonably necessary or required by the insurance company in order to give effect to the provisions of this Section 5.

        (b) Kanders hereby consents to and agrees to the substitution of beneficiaries as described in this Section 5.

        6. Except as expressly amended by this Amendment Agreement, the Employment Agreement shall remain in full force and effect.

        7. This Amendment Agreement shall be governed by, and construed in accordance with the laws of the state of New York applicable to contracts executed, and to be fully performed, in such state.

        8. This agreement may be executed in any number of counterparts and via facsimile, but all such counterparts will together constitute one and the same agreement.





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ARMOR HOLDINGS, INC. AND SUBSIDIARIES


        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Agreement as of the day and year first written above.


COMPANY:                                  EMPLOYEE

ARMOR HOLDINGS, INC.


By: /s/ Warren B. Kanders              /s/ Robert R. Schiller
   -------------------------------     ----------------------------
         Name:  Warren B. Kanders      Robert R. Schiller
         Title: Chief Executive
                Officer


ACCEPTED AND AGREED TO
SOLELY WITH RESPECT TO
SECTION 5(b) HEREOF:

/s/ Warren B. Kanders
---------------------------------
Warren B. Kanders